SPIEKER
PROPERTIES, INC.

VOTE BY TELEPHONE

24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY TELEPHONE			MAIL

It's fast, convenient, and immediate. Call Toll-Free on a Touch-Tone Phone		•	Mark, sign and date your proxy card.

Telephone Number (800-607-8802).	OR	•	Detach card from Proxy Form.

		•	Return the card in the postage-paid envelope provided.

Follow these four easy steps:
1. Read the accompanying Proxy

Statement and Proxy Card

2. Call the toll-free number Telephone

Number (800-607-8802)

3. Enter your Control Number located on

your Proxy Card in the box below

4. Follow the recorded instructions

YOUR VOTE IS IMPORTANT!

800-607-8802 anytime!

DO NOT RETURN YOUR PROXY

CARD IF YOU ARE VOTING BY

TELEPHONE

CALL TOLL-FREE TO VOTE • IT'S FAST AND CONVENIENT		CONTROL NUMBER FOR
800-607-8802		TELEPHONE VOTING

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE

Please Detach Here You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope

1.	Approval of (a) the agreement and plan of merger, dated as of February 22, 2001, as amended, by and among Equity Office Properties Trust, EOP Operating Limited Partnership, Spieker Properties, Inc. and Spieker Properties, L.P. and (b) the merger of Spieker Properties, Inc. with and into Equity Office Properties Trust.	2. In their discretion, the Proxy Holders are authorized to vote upon such other matters as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR items 1 and 2 and otherwise in the discretion of the Proxy Holders.

FOR [ ] AGAINST [ ] ABSTAIN [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Note: Pleases sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title under signature.

Dated: , 2001

Signature

Signature

(Please sign, date and return this proxy card in the enclosed envelope.)		Votes MUST be indicated (x) in black or blue ink. [X]

3746

PROXY
SPIEKER PROPERTIES, INC.

2180 Sand Hill Road, Menlo Park, California 94025
This Proxy is Being Solicited on Behalf of the Board of Directors
For the Special Meeting of Stockholders to be Held on June 29, 2001

      The undersigned stockholder of Spieker Properties, Inc., a Maryland corporation (the “Company”), hereby appoints Craig G. Vought and Sara R. Steppe, or either of them (the “Proxy Holders”), with full power of sub- stitution, as proxies for the undersigned to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at 8:00 a.m., local time, on June 29, 2001, at Quadrus Conference Center, 2400 Sand Hill Road, Room QCC, Menlo Park, CA 94025 and at any adjournment or postponement thereof (the “Special Meeting”), and to vote all Common Stock of the Company which the undersigned may be entitled to vote at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying Joint Proxy Statement/Prospectus and revokes any proxy heretofore given with respect to such Common Stock.

      You are encouraged to specify your choice by marking the appropriate box ON THE REVERSE SIDE. The Proxy Holders cannot vote your Common Stock unless you sign and return this card.

Note: If you plan to attend the Special Meeting in person, please let us know by marking this card in the space provided.

SPIEKER PROPERTIES, INC. P.O. BOX 11265 NEW YORK, N.Y. 10203-0265

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE

SIDE		SIDE